ZEVRA THERAPEUTICS

Q2 2023 Results

August 14, 2023



NasdaqGS: ZVRA

Cautionary Note Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue,” “could,” “intend,” “target,” “predict,” or the negative versions of those words or other comparable words or expressions, although not all forward-looking statements contain these identifying words or expressions. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements include statements regarding the promise and potential impact of our preclinical or clinical trial data, including without limitation the timing and results of any clinical trials or readouts, the content, timing or results of any Investigational New Drug applications (IND) and New Drug Application (NDA) submissions, including the resubmission of the NDA for arimoclomol, the potential uses or benefits of arimoclomol, the potential sale of the Priority Review Voucher (PRV), KP1077, serdexmethylphenidate (SDX) or any other product candidates for any specific disease indication or at any dosage, the potential benefits of any of Zevra’s product candidates, the success of the commercialization of AZSTARYS® or any other products or the timing of related sales milestones, the sufficiency of cash to fund operations, anticipated expenses or the timing thereof, expected reimbursements and revenue from the French Expanded Access Program (EAP) and timing thereof, senior leadership and board member transitions and refreshment, discussions and meeting with the FDA and timing thereof, Zevra’s response to the Food and Drug Administration’s (FDA) feedback, the potential sale of the Priority Review Voucher, and our strategic and product development objectives. These forward-looking statements are based on information currently available to Zevra and its current plans or expectations and are subject to a number of known and unknown uncertainties, risks and other important factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. These and other important factors are described in detail in the “Risk Factors” section of Zevra’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated in Zevra's (formerly KemPharm) Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and Zevra’s (formerly KemPharm) other filings with the Securities and Exchange Commission.

While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to this presentation.

This presentation also may contain estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

Agenda

ZEVRA THERAPEUTICS



Second Quarter 2023 Overview

- Christal Mickle, Chief Development Officer, Co-Founder, interim CEO and President

Highlights and Program Updates

- Christal Mickle

Second Quarter 2023 Financial Results and 2023 Financial Guidance

- R. LaDuane Clifton, Chief Financial Officer

Q&A Session

- Christal Mickle
- R. LaDuane Clifton
- Joshua Schafer, Chief Commercial Officer and Executive Vice President, Business Development

Q2 2023 Overview

ZEVRA THERAPEUTICS

Positioned for Success

- Multiple near-term clinical and regulatory catalysts for value creation
- Building key functions and capabilities to support successful arimoclomol launch, if approved

Creating and Retaining Value

- In-house commercial team provides foundation to bring therapies to patients
- EAPs and patient advocacy relationships support product adoption at launch

Arimoclomol for Niemann-Pick disease Type C (NPC)

- Orally-delivered, first-in-class investigational product candidate
- Pre-submission meeting with FDA was productive and collaborative; no change in strategy
- Full NDA package expected to be re-submitted in Q4 2023

KP1077 for Idiopathic Hypersomnia (IH) and Narcolepsy

- Lead prodrug candidate for idiopathic hypersomnia (IH) and narcolepsy type I & II
- Interim Phase 2 IH data readout expected by end of Q3 2023; top-line data expected H1 2024
- Enrollment for Phase 1 study for the narcolepsy program underway

Unified Board of Directors

- Thomas Anderson, 35-year industry veteran with rare disease experience, joined Zevra's Board of Directors as part of continuing plan for Board refreshment

Strong Financial Position

$87.4M of capital available on the balance sheet as of 6/30/2023

- Cash runway expected to extend into 2026
- $5M AZSTARYS® milestone payment received Aug 2023
- AZSTARYS trend gives confidence in earning second milestone by YE 2023

Pre-Submission Meeting with FDA was Productive and Collaborative

Complete Response Letter (CRL) and FDA feedback gathered through multiple interactions/meetings has provided added clarity on resubmission package.

COMPLETE RESPONSE LETTER	ZEVRA'S ONGOING RESPONSE
1 Sufficiency of validation and reliability of the Niemann-Pick type C Clinical Severity Scale (NPCCSS) instrument	Additional evidence being provided to support use of the NPCCSS as the primary instrument in measuring NPC disease progression
2 Appropriateness of how to handle data affected by certain patient events and method of primary endpoint analysis	Using FDA preferred primary analysis and supportive additional analyses
3 Robustness of confirmatory evidence to support single efficacy trial	Additional data from multiple new nonclinical studies being provided, as well as data from the 4-year open label extension of the Ph2/3 clinical trial

Strategic Imperatives to Ensure Successful Launch of Arimoclomol

ZEVRA THERAPEUTICS

Patient advocacy relationships support adoption with a small and focused commercial team

Develop NPC market through disease awareness and patient identification	Establish arimoclomol as foundational treatment for NPC
Decrease time from diagnosis to treatment through market access	Establish Zevra as a committed partner to patients and caregivers

Phase 2 Clinical Trial of KP1077 in IH

ZEVRA THERAPEUTICS

Multi-center, dose-optimizing, double-blind, placebo-controlled, randomized-withdrawal study to evaluate safety of KP1077, as well as potential efficacy endpoints

PHASE 2 TRIAL (N=48)

Part 1:

- Five-week open-label titration phase
- Patients optimized to one of the four doses of SDX (80, 160, 240, or 320 mg/day)

Part 2:

- Two-week randomized, double-blind, withdrawal phase
- 2/3 receive active; 1/3 placebo
- 50% receive single daily dose; 50% receive half daily dose upon awakening and at bedtime

INTERIM DATA:

To inform the design of the Phase 3 trial

Potential key differentiators:

1. Alignment of peak efficacy with patient need through dose optimized timing
2. Expanded exposure range through unique PK

PRIMARY ENDPOINT

- Safety and tolerability of SDX

MAJOR SECONDARY ENDPOINT

- Change in Epworth Sleepiness Scale (ESS) total score

ADDITIONAL EXPLORATORY ENDPOINTS

- Patient Global Impression of Severity (PGI-S)
- Clinical Global Impression of Severity (CGI-S)
- Change in total score on the Idiopathic Hypersomnia Severity Scale (IHSS)
- Sleep Inertia at 1 hour after awakening
- New scale to assess the symptoms and severity of "Brain Fog"

KP1077 Opportunity in Rare Sleep Disorders

Lead clinical program in idiopathic hypersomnia (IH) with potential to expand into narcolepsy

Idiopathic Hypersomnia

- Ongoing Phase 2 clinical trial was initiated in December 2022
- Designated by the FDA as an orphan drug, and potentially eligible for fast-track review status, as well as designation as a breakthrough treatment
- Interim data from Phase 2 clinical trial expected end of Q3 2023
- Top-line data expected H1 2024

Narcolepsy

- Expanded clinical program for KP1077 by opening IND in April 2023
- Phase 1 trial enrollment underway
- Evaluate the potential to initiate narcolepsy Phase 3 trial based on IH Phase 2 results
  - Seek to leverage key data points from IH program to expedite narcolepsy program

Update on Partnered Asset: AZSTARYS®

ZEVRA THERAPEUTICS

Commercial Product Delivering Growing Value

Surpassed $25 million in annual net sales; Zevra earned $5 million net sales milestone

- Q2 2023 royalties were $0.8M
- Based on net sales trend, Zevra expected to earn second net sales milestone payment by the end of 2023

INDICATED FOR TREATMENT OF ADHD
IN PATIENTS 6 YEARS OF AGE AND OLDER

APPROVED BY U.S. FDA
IN MARCH 2021

COMMERCIALIZED IN U.S. BY **CORIUM INC**

Financial Position is a Source of Strength

ZEVRA THERAPEUTICS

Q2 2023 Financial Results

- Net Revenue:
  - Q2 2023 was $8.5M; derived primarily from AZSTARYS® milestone payment of $5M, French EAP reimbursements of $2.8M and AZSTARYS royalties of $0.8M
- Net Loss:
  - Q2 2023 was ($5.1M), or ($0.15) per basic and diluted share, driven primarily by R&D expense of $7.4M, and G&A expense of $7.0M, partially offset by net revenue of $8.5M

Balance Sheet as of June 30, 2023

- Cash, cash equivalents and investments was $87.4M, a decrease of $7.9M vs. Mar 31, 2023
- $5M AZSTARYS milestone payment received after quarter-end further bolstering cash balance
- 33,928,005 shares of common stock outstanding, fully diluted shares outstanding of 49,315,197

2023 Financial Guidance

ZEVRA THERAPEUTICS

Cash balance remains strong, with potential to realize milestone revenue

- Available cash, cash equivalents and investments expected to extend cash runway into 2026
  - Current operating plan includes the expected reimbursements from the French arimoclomol EAP, the full development of KP1077 for IH through NDA submission, and commercial investments to prepare for the U.S. launch of arimoclomol, if approved.
  - *Forecast does not include any commercial revenue from arimoclomol, or the potential sale of the Pediatric Review Voucher which would be granted with approval.*
- Based on current AZSTARYS® prescription trends, second net sales milestone may be earned in 2023.
- Net revenue from French EAP program reimbursements for arimoclomol expected to continue at approximately $2.0M per quarter until at least FY 2025.
- R&D investments for KP1077 expected to be higher during FY 2023 due to the ongoing Phase 2 trial in IH, Phase 1 trial in narcolepsy, and ongoing commercial activities supporting Zevra's pipeline.

Q&A Session



ZEVRA THERAPEUTICS

Significant Value Creation through Continued Execution

ZEVRA THERAPEUTICS

Arimoclomol for Niemann-Pick Type C

- Pre-submission meeting with FDA was productive and collaborative; no change in strategy
- Full NDA package expected to be submitted in Q4 2023
- Building key functions and capabilities to support successful arimoclomol launch, if approved
- EAPs and patient advocacy relationships to support product adoption at launch

KP1077 for Rare Sleep Disorders

- Phase 2 IH trial is actively enrolling in the U.S.
- Interim Phase 2 data are expected by end of Q3 2023
- Topline Phase 2 data in IH are expected to be reported in the H1 2024 based on the pace of enrollment
- Phase 1 clinical trial in narcolepsy program initiated during Q2 2023 and currently enrolling

Financial

- Net revenue of $8.5M for Q2 2023
- AZSTARYS® $25M net sales milestone reached; Zevra earned $5M milestone payment
- Cash, cash equivalents and investments of $87.4M as of June 30, 2023
- Available capital expected extends cash runway into 2026

Leadership Updates

- Thomas Anderson joined Board of Directors
- Matthew R. Plooster retired from Board